Exhibit 99.1

For release: February 18, 2022

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports 2021 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the year ended December 31, 2021 totaled $1,074,302,000 compared to $1,028,217,000 for the year ended December 31, 2020, an increase of 4.5%. The net operating revenues increase in 2021 was primarily driven by the June 2021 controlling equity interest acquisition of Caris Healthcare, a hospice provider with 28 agencies.

For the year ended December 31, 2021, the reported GAAP net income attributable to NHC was $138,590,000 compared to $41,871,000 for the 2020 year. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2021 was $62,645,000 compared to $58,543,000 for the 2020 year, which is a 7.0% increase (*). GAAP diluted earnings per share were $8.99 compared to $2.72 for the years ended December 31, 2021 and 2020, respectively. Adjusted diluted earnings per share were $4.06 compared to $3.81 for the years ended December 31, 2021 and 2020, respectively (*).

For the quarter ended December 31, 2021, the reported GAAP net income attributable to NHC was $15,788,000 compared to $27,550,000 for the same period in 2020. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended December 31, 2021 was $15,801,000 compared to $13,822,000 for the same period in 2020, an increase of 14.3% (*). The GAAP diluted earnings per share were $1.02 compared to $1.79 for the quarters ended December 31, 2021 and 2020, respectively. Adjusted diluted earnings per share were $1.02 and $0.90 for the quarters ended December 31, 2021 and 2020, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,473 beds. NHC affiliates also operate 24 assisted living communities, five independent living communities, one behavioral health hospital, 34 homecare agencies, and 28 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020
Revenues and grant income:
Net patient revenues	$256,894	$234,646	$965,542	$931,795
Other revenues	11,484	14,454	45,400	48,917
Government stimulus income	15,056	10,725	63,360	47,505
Net operating revenues and grant income	283,434	259,825	1,074,302	1,028,217

Costs and expenses:
Salaries, wages and benefits	168,433	153,359	629,672	609,306
Other operating	76,910	73,429	303,145	286,845
Facility rent	10,381	9,522	40,818	40,494
Depreciation and amortization	10,151	10,487	40,672	42,018
Interest	188	249	845	1,399
Impairment of assets	8,225	-	8,225	-
Total costs and expenses	274,288	247,046	1,023,377	980,062

Income from operations	9,146	12,779	50,925	48,155

Non-operating income	2,529	7,656	17,774	26,527
Gain on acquisitions of equity method investments	-	-	95,202	1,707
Unrealized gains/(losses) on marketable equity securities	9,364	16,614	(13,863)	(23,966)

Income before income taxes	21,039	37,049	150,038	52,423
Income tax provision	(5,044)	(9,633)	(10,951)	(10,433)
Net income	15,995	27,416	139,087	41,990

Net (income)/loss attributable to noncontrolling interest	(207)	134	(497)	(119)

Net income attributable to National HealthCare Corporation	$15,788	$27,550	$138,590	$41,871

Net income per common share
Basic	$1.03	$1.80	$9.03	$2.74
Diluted	$1.02	$1.79	$8.99	$2.72

Weighted average common shares outstanding
Basic	15,364,302	15,311,947	15,347,129	15,306,174
Diluted	15,440,633	15,371,718	15,416,716	15,369,523

Dividends declared per common share	$0.55	$0.52	$2.11	$2.08

Balance Sheet Data	Dec. 31	Dec. 31
(in thousands)	2021	2020

Cash, cash equivalents and marketable securities	$256,025	$323,445
Restricted cash, cash equivalents and marketable securities	175,884	158,162
Current assets	426,638	456,755
Property and equipment, net	520,996	520,318
Total assets	1,403,396	1,362,132
Current liabilities	263,201	281,228
NHC stockholders' equity	903,004	795,177

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Selected Operating Statistics

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020
Skilled Nursing Per DiemAs:
Medicare	$530.32	$533.95	$529.03	$518.46
Managed Care	439.61	418.14	414.11	408.92
Medicaid	224.61	258.47	225.40	220.50
Private Pay and Other	259.96	250.54	255.60	249.61

Average Skilled Nursing Per Diem	$297.62	$317.94	$297.19	$290.10

Skilled Nursing Patient Days:
Medicare	91,056	96,943	362,080	387,540
Managed Care	56,133	58,085	239,726	223,629
Medicaid	317,610	290,979	1,213,565	1,289,435
Private Pay and Other	158,577	140,288	597,802	625,313

Total Skilled Nursing Patient Days	623,376	586,295	2,413,173	2,525,917

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020

Net income attributable to National Healthcare Corporation	$15,788	$27,550	$138,590	$41,871
Non-GAAP adjustments
Unrealized loss (gains) on marketable equity securities	(9,364)	(16,614)	13,863	23,966
Impairment of assets	8,225	-	8,225	-
Gains on acquisitions of equity method investments	-	-	(95,202)	(1,707)
Gain on sale of real estate/healthcare facilities	-	(2,784)	-	(2,784)
Operating results for newly opened facilities not at full capacity (1)	442	200	922	602
Stock-based compensation expense	715	646	2,620	2,453
Income tax (benefit)/provision on non-GAAP adjustments	(5)	4,824	(6,373)	(5,858)
Non-GAAP Net income	$15,801	$13,822	$62,645	$58,543

GAAP diluted earnings per share	$1.02	$1.79	$8.99	$2.72
Non-GAAP adjustments
Unrealized loss (gains) on marketable equity securities	(0.45)	(0.80)	0.67	1.15
Impairment of assets	0.40	-	0.39	-
Gains on acquisitions of equity method investments	-	-	(6.16)	(0.08)
Gain on sale of real estate/healthcare facilities	-	(0.13)	-	(0.13)
Operating results for newly opened facilities not at full capacity (1)	0.02	0.01	0.04	0.03
Stock-based compensation expense	0.03	0.03	0.13	0.12
Non-GAAP diluted earnings per share	$1.02	$0.90	$4.06	$3.81

(1) The newly opened facilities not at full capacity for the 2021 periods presented consist of operations opened from 2019 through 2021. The newly opened facilities for the 2020 periods presented consist of operations opened from 2018 through 2020. For the 2021 periods, there is one memory care facility included and two behavioral health hospitals that are opening in the first quarter of 2022. For the 2020 periods, there was one memory care facility included in the results.